EXHIBIT 99.1

Certification of Principal Executive Officer, pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is intended to accompany the Quarterly Report of TurboChef Technologies, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and is given solely for the purpose of satisfying the requirements of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. The undersigned, in my capacity as set forth below, hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) of 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey B. Bogatin	Date: May 15, 2003
Jeffrey B. Bogatin Chairman of the Board (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to TurboChef Technologies, Inc. and will be retained by TurboChef Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.